                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [  ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
     [ ] Definitive Proxy Statement           Commission Only (as permitted
     [X] Definitive Additional Materials     by Rule 14a-6(e)(2))
     [ ] Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12

                          ALLIED RESEARCH CORPORATION
______________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
         11.
     (1) Title of each class of securities to which transaction applies:

______________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________
     (5) Total fee paid:

______________________________________________________________________________
     [ ] Fee paid previously with preliminary materials.
______________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

______________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
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______________________________________________________________________________
     (4) Date Filed:

______________________________________________________________________________
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                                            ALLIED RESEARCH CORPORATION
                                            8000 TOWERS CRESENT DRIVE, SUITE 750
                                            VIENNA, VIRGINIA 22182
                                            CONTACT: GLENN YARBOROUGH
                                            (800) 847-5322
                                            HOME PAGE: CFONEWS.COM/ALR
                                            TICKER: AMER STOCK EXCH/ALR

                            "FOR IMMEDIATE RELEASE"
                            -----------------------

ALLIED RESEARCH CORPORATION LAUNCHES REBUTTAL TO ZILKHA CAPITAL PARTNERS ALLEGATIONS

VIENNA, Virginia - May 27, 1999 - In response to the recent mailing of proxy material by Zilkha Capital to unseat Allied Research's incumbent Board, Dr. J.
R. Sculley, Chairman & Chief Executive Officer of Allied, commented, ``Do not let Zilkha's misstatements, contradictions, lack of understanding of Allied's businesses or 'we can do it better' rhetoric divert you from their real objective. We believe Zilkha's motives are clear - they are self-serving and detrimental to other shareholders. This proxy fight is an attempt by Zilkha to take control of your company without offering any benefit to all shareholders.''

In addition, Dr. Sculley urged shareholders to consider:

ZILKHA HAS ATTEMPTED TO DISTORT THE EXCELLENT OPERATING RESULTS ACHIEVED BY OUR MANAGEMENT DURING THE PAST FIVE YEARS. ALLIED HAS AN IMPRESSIVE RECORD OF OPERATING RESULTS.

 . During the period from 1994 to 1998, revenue has increased at an annual compounded rate of 20%, from $69.8 million to $143.5 million, and net earnings have improved from a loss of $10.9 million to a profit of $9.1 million.

 . In 1998, Allied's return on assets of 11% and return on equity of 21% exceeded the median performance of the companies in the S&P Small Cap Aerospace/Defense Index which achieved a 10% return on assets and 13% return on equity.

ALLIED IS IMPLEMENTING A DIVERSIFICATION STRATEGY THAT HAS POSITIONED THE COMPANY FOR PROFITABLE FUTURE GROWTH.

 . MECAR, our principal operating subsidiary, has teamed with major defense contractors on new weapons systems that we expect will provide steady, long-term revenues and profits. Furthermore, the company's BRI subsidiary has successfully diversified it revenue base into foreign markets.

 . Beginning in 1998, Allied engaged investment bankers to pursue acquisition opportunities for its electronic security business in Europe and the United States. The success of Allied's VSK Group, which accounted for 35% of the company's 1998 pre-tax profit, supports management's decision to expand its electronic security business. Allied will continue to be a patient and prudent acquirer.

ZILKHA HAS POORLY MANAGED THEIR EXISTING COLT'S MANUFACTURING CO., BUSINESS AND ADMITS THEY HAVE NO SPECIFIC PLAN TO MANAGE ALLIED.

 . Under Zilkha management, Colt's Manufacturing Co., provoked a customer boycott of Colt's products resulting in an apparent decline in revenues, as reported by The Wall Street Journal.

 . With their statement, ``--.until we replace the Board and are able to analyze the company from the inside, it is impossible to develop-- specific plans,'' Zilkha continues to demonstrate little current understanding of Allied's business, and has therefore, offered no clear, specific, or credible plan for the management of Allied's business.

IF ZILKHA TAKES CONTROL OF THE BOARD, THEY WILL BE ABLE TO DISMANTLE ALLIED'S ANTI-TAKEOVER DEFENSES AND DEPRIVE YOU OF A FAIR PRICE FOR YOUR COMPANY.

 . A Zilkha-nominated Board of Directors could approve an acquisition of Allied at an inadequate price and impose impediments to any other bidder interested in acquiring the company at a higher price.

 . Allied's Board of Directors has the power to reject any inadequate bids to acquire Allied and to negotiate the highest and best bid for the company if and when a sale/merger is appropriate.

ZILKHA HAS BEEN REJECTED BY A BELGIAN GOVERNMENT IN AN ATTEMPT TO ACQUIRE ANOTHER BELGIAN DEFENSE CONTRACTOR.

 . Under Zilkha's ownership, Colt's recent attempt to acquire one of the world's main suppliers of small arms was rejected by a regional Belgian government. Rather than let Zilkha take control, the government bought the company itself.

 . In contrast, Allied currently enjoys a very favorable relationship with the Belgian government that is essential to MECAR's continued success.


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ANY DISTURBANCE OF ALLIED'S RELATIONSHIPS WITH ITS FOREIGN CUSTOMERS WOULD HAVE
A MATERIAL ADVERSE EFFECT ON ALLIED'S BUSINESS.

 . Allied's management team has spent years developing and building personal relationships with customers, many of which are foreign companies and governmental organizations located principally in the Middle East, Europe and Southeast Asia.

 . Your management team is extremely concerned that these relationships would suffer if the Board is replaced by the Zilkha nominees.

IF ZILKHA REDEPLOYS ALLIED'S CASH AS THEY SUGGEST IN THEIR PROXY MATERIALS, IT COULD ADVERSELY IMPACT ALLIED'S CORE BUSINESS. ZILKHA SIMPLY DOES NOT UNDERSTAND OUR BUSINESS.

 . The large and profitable orders at MECAR and BRI in recent years have required cash deposits to assure our customers, suppliers and banks that they could perform as contractually required. Our cash serves as part of the collateral necessary for our banks to assure our suppliers and customers of timely payment and delivery.

 . We are expecting orders to increase as a result of the recent increase in oil prices. We believe our existing cash and credit facilities are at the appropriate levels to finance the growth of our core business as well as support our commercial acquisition program in the electronic security field.

TO SUMMARIZE ZILKHA'S TRACK RECORD:

 . Zilkha's poor management of Colt's has resulted in an apparent decline in revenues.

 . Zilkha's lack of understanding of Allied has rendered them unable to offer a clear, specific, or credible plan for the management of Allied's business.

 . Zilkha's rejection by a Belgian government as an acquirer of a Belgian defense company may make them unwelcome owners of Belgian-based MECAR.

 . Zilkha's self-serving, unnecessary and highly dilutive convertible note financing proposal was determined by your Board to be detrimental to the interests of shareholders.

The management of Allied Research Corporation is concerned that shareholders will be misled by the Zilkha group campaign and welcomes them to call Corporate Investor Communications (877) 460-4348 if they have any questions or would like to discuss the issues with us. The Board recommends that shareholders support the current management team by returning only white proxy cards and discarding any card sent to them by the Zilkha group.

Allied Research Corporation is a defense and electronic security firm. Its operating units develop and produce ammunition, supply equipment performance upgrades for defense departments worldwide, and design, produce and market sophisticated electronic security and access control systems.

Certain statements contained herein are ``Forward Looking'' statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied. Factors that could cause results to differ materially from those expressed or implied include, but are not limited to, those discussed in filings by the company with the Securities and Exchange Commission.